UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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SONO-TEK CORPORATION

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SONO-TEK CORPORATION

2012 Route 9W

Milton, New York 12547

845-795-2020

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 22, 2019

Dear Shareholders:

The 2019 Annual Meeting of Shareholders of Sono-Tek Corporation (the “Company”) will be held at Buttermilk Falls Inn, 220 North Road, Milton, New York 12547 on August 22, 2019 at 10:00 a.m., local time, for the following purposes:

1.	To elect one Director of the Company to serve until the 2020 Annual Meeting of Shareholders of the Company and to elect four Directors of the Company to serve until the 2021 Annual Meeting of Shareholders of the Company.

2.	To ratify selection by the Audit Committee of the Board of Directors the appointment of Liggett & Webb, P.A., as the Company’s independent auditors for the fiscal year ending February 29, 2020.

3.	To cast an advisory vote on the compensation of the Company’s named executive officers.

4.	To cast an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named officers.

5.	To transact such other business as may properly come before the meeting or any adjournments thereof.

A copy of the Company’s Annual Report for the fiscal year ended February 28, 2019 is enclosed with this Proxy Statement.

The Board of Directors has fixed the close of business on July 12, 2019 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A list of shareholders entitled to vote will be available for examination by interested shareholders at the offices of the Company, 2012 Route 9W, Milton, New York 12547 during ordinary business hours until the meeting.

Important notice regarding the availability of proxy materials for the regular meeting of shareholders to be held on August 22, 2019. The Notice of 2019 Annual Meeting of Shareholders, the Proxy Statement, including Proxy Card, and the 2019 Annual Report to Shareholders are available on the Internet at the following website: http://www.sono-tek.com/proxy-statement/

Sincerely,

Claudine Y. Corda

Corporate Secretary

July 22, 2019

YOUR VOTE IS IMPORTANT. EVEN IF YOU DESIRE TO ABSTAIN,

PLEASE SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING

POSTAGE PAID ENVELOPE.

SONO-TEK CORPORATION

2012 Route 9W

Milton, New York 12547

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

AUGUST 22, 2019

The accompanying proxy is solicited by the Board of Directors of SONO-TEK CORPORATION, a New York corporation (the “Company”), for use at the 2019 Annual Meeting of Shareholders of the Company to be held on August 22, 2019.

All proxies that are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in accordance with the shareholder’s instructions contained in such proxy. In the absence of contrary instructions, shares represented by such proxy will be voted (i) FOR approval of the individual nominated as a Director to serve until the 2020 Annual Meeting of Shareholders as set forth herein, and FOR approval of the election of each of the individuals nominated as Directors to serve until the 2021 Annual Meeting of Shareholders as set forth herein, (ii) FOR the ratification of the appointment of Liggett & Webb, P.A., as the Company’s auditors for the fiscal year ending February 29, 2020, (iii) FOR approval of the compensation of the Company’s named executive officers, (iv) FOR “Three Years” as the frequency of future advisory votes on the compensation of the Company’s named executive officers. A shareholder may revoke his or her proxy at any time before it is exercised by filing with the Secretary of the Company at its offices in Milton, New York either a written notice of revocation or a duly executed proxy bearing a later date, or by appearing in person at the 2019 Annual Meeting and expressing a desire to vote his or her shares in person.

In order for business to be conducted at the Annual Meeting, a quorum must be present. A quorum will be present if shareholders of record holding a majority in voting power of the outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting are present in person or are represented by proxies. For purposes of determining the presence or absence of a quorum, the Company intends to count as present shares present in person but not voting and shares for which the Company has received proxies but for which holders thereof have abstained. Furthermore, shares represented by proxies returned by a broker holding the shares in nominee or “street” name will be counted as present for purposes of determining whether a quorum is present, even if the broker is not entitled to vote the shares on matters where discretionary voting by the broker is not allowed (“broker non-votes”).

Holders of the Company’s common stock will vote as a single class and will be entitled to one vote per share with respect to each matter to be presented at the Annual Meeting. With respect to Item 1, the five nominees for director receiving a plurality of the votes cast by holders of common stock, at the Annual Meeting in person or by proxy, shall be elected to the Board of Directors. Approval of Items 2, 3 and 4 requires the votes cast in favor of such proposal to exceed the votes cast against such proposals. Abstentions from voting, as well as broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on any of these proposals.

Shareholders may vote in any of the following ways:

VOTE BY INTERNET - www.proxyvote.com. If you own your shares through a bank, broker or other nominee, you may use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903. If you own your shares through a bank, broker or other nominee, you may use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL – If you are a shareholder of record, you may mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

IN PERSON – If you are a shareholder of record or a duly appointed proxy of a shareholder of record, you may attend the Annual Meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, and you wish to attend the Annual Meeting to vote in person, you will have to contact your bank, broker or other nominee to obtain its proxy. Bring that document with you to the meeting.

This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders, the Proxy, and the 2019 Annual Report to Shareholders are intended to be mailed on or about July 22, 2019 to shareholders of record at the close of business on July 12, 2019. At said record date, the Company had 15,301,613 outstanding shares of common stock.

ITEM 1: ELECTION OF DIRECTORS

The Board of Directors is currently comprised of eight seats and is divided into two equal classes. The Directors in each class serve for a term of two years, and until their respective successors are duly elected and qualify. The Board of Directors has nominated Carol O’Donnell, a current Director, for election at the Annual Meeting by plurality vote to hold office until the Company’s 2020 Annual Meeting of Shareholders and until her successor shall be duly elected and shall qualify. Ms. O’Donnell was elected by the Board of Directors in November 2018 to fill a vacancy caused by the death of a Director whose term would have expired in 2020. Although Ms. O’Donnell serves in the class of directors whose terms expire in 2020, under the Company’s By-Laws, Ms. O’Donnell is required to stand for election at the Company’s current Annual Meeting of Shareholders. The Board of Directors has nominated Dr. Christopher L. Coccio, Dr. Joseph Riemer, Philip Strasburg, CPA, and R. Stephen Harshbarger, all current Directors, for election at the Annual Meeting by plurality vote to hold office until the Company’s 2021 Annual Meeting of Shareholders and until their successors shall be duly elected and shall qualify. All nominees have consented to be named as such and to serve if elected.

Management intends to vote the accompanying Proxy FOR election as Directors of the Company, the nominees named below, unless the Proxy contains contrary instructions. Proxies that direct the Proxy holders to withhold voting in the matter of electing Directors will not be voted as set forth above. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a Director, the Proxy will be voted for the election of such person or persons as shall be designated by the Directors.

NOMINEES FOR DIRECTOR

Nominee for election to term expiring 2020

CAROL O’DONNELL, 62, has been a Director since November 2018. Ms. O’Donnell joined Protégé Partners, an industry leading firm investing in and seeding smaller and emerging hedge fund managers in 2016 and has served as Chief Executive Officer since 2018. She was a key member of the Protégé executive team that launched an affiliate business, MOV37, for which she also serves as Chief Executive Officer. Prior to joining Protégé Partners, Ms. O’Donnell was the Director of Legal and Compliance with DARA Capital US, Inc., a Swiss-owned boutique registered investment advisory and wealth management firm from 2013 to 2016.  She also worked at Permal Group as General Counsel and Chief Compliance Officer and was COO and General Counsel of Framework Investment Group.  Ms. O’Donnell is qualified to practice law in the States of New York and Connecticut.

Key attributes, Experience and Skills: Ms. O’Donnell’s extensive experience as an attorney enables her to bring valuable strategic insights to the Board. Ms. O’Donnell also brings leadership and oversight experience to the Board.

Nominees for election to term expiring 2021

The following four persons are nominated for election as Directors of the Company to hold office until the Company’s 2021 Annual Meeting of Shareholders.

DR. CHRISTOPHER L. COCCIO, 78, was appointed President and Chief Executive Officer of the Company on April 30, 2001, has been a Director of the Company since June 1998, and was appointed Chairman in August 2007. From 1964 to 1996, he held various engineering, sales, marketing and management positions at General Electric Company, with P&L responsibilities for up to $100 million in sales and 500 people throughout the United States. He also won an ASME Congressional Fellowship and served with the Senate Energy Committee in 1976. His business experience includes both domestic and international markets and customers. He founded a management consulting business in 1996 and was appointed a legislative Fellow on the New York State Assembly’s Legislative Commission on Science and Technology from 1996 to 1998. From 1998 to 2001, he worked with Accumetrics Associates, Inc., a manufacturer of digital wireless telemetry systems, as Vice President of Business Development and member of the Board of Advisors. Dr. Coccio received a B.S.M.E. from Stevens Institute of Technology, an M.S.M.E. from the University of Colorado, and a Ph.D. from Rensselaer Polytechnic Institute in Chemical Engineering.

Key attributes, Experience and Skills: Dr. Coccio brings his strategic vision for the Company to the Board together with his leadership, business experience and investor relations skills. Dr. Coccio has an immense knowledge of the Company and its related applications which is beneficial to the Board. Dr. Coccio’s service as Chairman and CEO bridges a critical gap between the Company’s management and the Board, enabling the Board to benefit from management’s perspective on the Company’s business while the Board performs its oversight function.

DR. JOSEPH RIEMER, 70, joined the Company in January 2007 as Vice President of Engineering and has been a Director since August 2007. Dr. Riemer served as President from September 2007 until August 2012 when he became Vice President of Food Business Development, which position he held until June 2016. Dr. Riemer holds a Ph.D. in Food Science and Technology from the Massachusetts Institute of Technology (MIT), focusing on food technology, food chemistry, biochemical analysis, and food microbiology. His experience includes seven years with Pfizer in its Adams Confectionary Division, where he was Director, Global Operations Development. Dr. Riemer has also held leading positions with several food, food ingredients, and personal care products companies. He has served in the capacities of research and development, operations, and general management. Prior to joining the Company, he was a management consultant serving clients in the food, biotech and pharmaceutical industries.

Key attributes, Experience and Skills: Dr. Riemer’s extensive research and management experience enables him to bring valuable insights to the Board. His considerable experience in the biotech, food and pharmaceutical industries bring specific product application insights to the Board. Dr. Riemer’s previous service as Vice President of Food Business Development helps to provide focus to the Board on this important marketing area. Dr. Riemer also brings leadership and oversight experience to the Board.

PHILIP STRASBURG, CPA, 80, has been a Director since August 2004. He is a retired partner from the firm of Anchin Block and Anchin, LLP and has 40 years of experience in auditing. He has served as Audit Committee Chairman since 2005. He was the lead partner on the Sono-Tek account from fiscal 1994 to fiscal 1996. Mr. Strasburg is a certified public accountant in New York State. He has a Master of Science in economics from The London School of Economics and Political Science and a Bachelor of Science degree from Lehigh University, where he majored in business administration.

Key attributes, Experience and Skills: Mr. Strasburg’s training and extensive experience in auditing provide the Board with valuable insights and skills necessary to lead the Audit Committee. Mr. Strasburg’s strong operational and business background complement his accounting and finance experience and are valuable resources to the Board as it exercises its oversight duties and support of the Company’s growth strategies.

R. STEPHEN HARSHBARGER, 51, joined the Company in 1993. He was appointed President of the Company in 2012 and became a Director in August 2013. As President, he directs the Company’s Sales, Marketing, Engineering, Service, and Manufacturing Operations. Prior to assuming his present position, Mr. Harshbarger served as Sales Engineer, World Wide Sales and Marketing Manager, Vice President & Director of Electronics and Advanced Energy (E&AE) and Executive Vice President. In his years managing the sales organization, he established a worldwide distribution and representative network in more than 40 countries consisting of more than 300 persons, with revenue growth of greater than 300%. He has over 20 years of experience in ultrasonic coating equipment for the electronics, medical device and advanced energy industries. Prior to joining the Company, Mr. Harshbarger was the Sales and Marketing Manager for Plasmaco Inc., a world leader in the development of flat panel displays. In that position, he established their distribution network, participated in venture capital funding, and introduced the first flat panel technology to Wall Street trading floors.  He is a graduate of Bentley University, with a major in Finance and a minor in Marketing.

Key attributes, Experience and Skills: Mr. Harshbarger is among a small handful of ultrasonic coating experts in the world. He has a proven track record of identifying, developing and implementing the technology for new markets and applications. His expertise in ultrasonic coating brings specific product application insights to the Board. Mr. Harshbarger also brings leadership and oversight experience to the Board.

Nominee for election to term expiring 2020

CAROL O’DONNELL, 62, has been a Director since November 2018. Ms. O’Donnell joined Protégé Partners, an industry leading firm investing in and seeding smaller and emerging hedge fund managers in 2016 and has served as Chief Executive Officer since 2018. She was a key member of the Protégé executive team that launched an affiliate business, MOV37, for which she also serves as Chief Executive Officer. Prior to joining Protégé Partners, Ms. O’Donnell was the Director of Legal and Compliance with DARA Capital US, Inc., a Swiss-owned boutique registered investment advisory and wealth management firm from 2013 to 2016.  She also worked at Permal Group as General Counsel and Chief Compliance Officer and was COO and General Counsel of Framework Investment Group.  Ms. O’Donnell is qualified to practice law in the States of New York and Connecticut.

Key attributes, Experience and Skills: Ms. O’Donnell’s extensive experience as an attorney enables her to bring valuable strategic insights to the Board. Ms. O’Donnell also brings leadership and oversight experience to the Board.

DIRECTORS CONTINUING AS DIRECTORS WITH TERMS EXPIRING IN 2020

ERIC HASKELL, CPA, 72, has been a Director since August 2009. He has over 40 years of experience in senior financial positions at several public and private companies.  He has significant expertise in the areas of acquisitions and divestitures, strategic planning and investor relations.  From December 2005 through March 2008, Mr. Haskell served as the Executive Vice President and Chief Financial Officer of SunCom Wireless Holdings, Inc., a company providing digital wireless communications services which was publicly traded until its merger with a wholly-owned subsidiary of T-Mobile USA, Inc. in February 2008.  He also served as a member of SunCom’s Board of Directors from November 2003 through May 2007.  From 1989 until April 2004, Mr. Haskell served as the Chief Financial Officer of Systems & Computer Technology Corp., a NASDAQ listed software and services corporation.  Mr. Haskell received his Bachelor’s Degree in Business Administration from Adelphi University in 1969.

Key attributes, Experience and Skills: Mr. Haskell’s training and extensive experience in financial management at both public and private companies provide the Board with valuable insights. Mr. Haskell’s significant experience in acquisitions and divestitures and investor relations bring strategic judgment and experience to the Board. Mr. Haskell’s strong operational and business background complement his accounting and finance experience and are valuable resources to the Board as it exercises its oversight duties and support of the Company’s growth strategies.

DR. DONALD F. MOWBRAY, 81, has been a Director since August 2003. He has been an independent consultant since August 1997. From September 1992 to August 1997, he was the Manager of the General Electric Company’s Corporate Research and Development Mechanical Engineering Laboratory. From 1962 to 1992 he worked for the General Electric Company in a variety of engineering and managerial positions. Dr. Mowbray received a B.S. in Aeronautical Engineering from the University of Minnesota in 1960, a Master of Science in Engineering Mechanics from the University of Minnesota in 1962 and a Ph.D. from Rensselaer Polytechnic Institute in Engineering Mechanics in 1968.

Key attributes, Experience and Skills: Dr. Mowbray’s extensive research and managerial experience enables him to bring valuable insights to the Board. His knowledge of the Company’s products and the materials sciences technology underlying them has enabled him to contribute to the Company’s advanced products development and designs. Dr. Mowbray also brings leadership and oversight experience to the Board from his GE management background.

SAMUEL SCHWARTZ, 99, has been a Director of the Company since August 1987, and was Chairman of the Board from February 1993 to May 1999 and August 2001 to August 2007. From 1959 to 1992, he was the Chairman and Chief Executive Officer of Krystinel Corporation, a manufacturer of ceramic magnetic components used in electronic circuitry. He received a B.Ch.E. from Rensselaer Polytechnic Institute in 1941 and an M.Ch.E. from New York University in 1948.

Key attributes, Experience and Skills: Mr. Schwartz’s long-time experience as a businessman and manufacturer enables him to bring valuable operational insights to the Board. Mr. Schwartz’s experience as former Chairman of the Board enable him to bring operational insights to the Board. Mr. Schwartz also brings leadership and oversight experience to the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO ELECT THE FIVE NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Independence of Directors

The Company’s Board of Directors is comprised of six “independent directors”, as that term is defined under NASDAQ rules, and two directors who are not “independent directors”. The Company’s “independent directors” are Samuel Schwartz, Donald Mowbray, Eric Haskell, Carol O’Donnell, Joseph Riemer and Philip Strasburg. Christopher L. Coccio and R. Stephen Harshbarger are current employees of the Company and therefore each are not considered independent.

Board Leadership Structure and Role in Risk Oversight

The Board believes Dr. Coccio’s service as Chief Executive Officer and Chairman of the Company is appropriate because it provides an important link between the Company’s management and the Board, enabling the Board to benefit from management’s views on the Company’s business while the Board performs its oversight role.  Further, the Board believes Dr. Coccio’s significant ownership of the Company’s stock aligns his interests with those of the Company’s shareholders. In addition, the Board believes that having one person serve as both Chief Executive Officer and Chairman of the Board of Directors demonstrates for the Company’s employees, strategic partners, customers and shareholders that the Company has one clear leader.

Management is responsible for the Company’s day-to-day risk management, and the Board’s role is to engage in informed oversight. The entire Board performs the risk oversight role. The Company’s Chief Executive Officer is a member of the Board of Directors, and the Company’s Chief Financial Officer regularly attends Board meetings, which helps facilitate discussions regarding risk between the Board and the Company’s senior management, as well as the exchange of risk-related information or concerns between the Board and senior management. Further, the independent directors generally meet in executive session following regularly scheduled Board meetings to voice their observations or concerns and to shape the agendas for future Board meetings.

The Board of Directors believes that, with these practices, each director has an equal stake in the Board’s actions and oversight role and equal accountability to the Company and its shareholders.

Board Meetings and Committees; Annual Meeting Attendance

The Board of Directors held five meetings in the fiscal year ended February 28, 2019. All Directors attended at least 75% of the Company’s Board held during the fiscal year ended February 28, 2019 or during their time serving as a director.

The Board does not have a policy regarding attendance at annual shareholders’ meetings; however, all Board members are strongly encouraged to attend such meetings. All then serving Directors attended the 2018 Annual Meeting of Shareholders held on August 23, 2018.

The Board of Directors has two standing committees: Compensation Committee and Audit Committee. Certain information regarding the members and duties of the various management committees is detailed below.

COMPENSATION COMMITTEE

The Company’s Board of Directors has a Compensation Committee composed of Dr. Mowbray (Chairman), Mr. Strasburg and Dr. Riemer. The compensation of the executive officers of the Company is set by the Company’s Board of Directors based upon the recommendations of the Compensation Committee. Compensation is set at levels believed to be competitive with executive officers with similar qualifications, experience and responsibilities of similar businesses. Such individuals receive a base salary and incentive compensation based on the achievement of certain operating objectives. The Compensation Committee serves an advisory function only and has no independent authority. The Compensation Committee met four times during Fiscal Year 2019. All members attended all meetings. The Compensation Committee does not have a charter. During the fiscal year ended February 28, 2019, the Compensation Committee did not use any external consultants to assist in the determination of executive compensation.

AUDIT COMMITTEE

The Company’s Board of Directors has an Audit Committee composed of Ms. O’Donnell and Messrs. Haskell and Strasburg (Chairman). The Board of Directors has adopted a charter for the Audit Committee. The “audit committee financial expert” designated by the Board is Mr. Strasburg. The Audit Committee charter is available on the Company’s website at https://www.sono-tek.com/about-us/investors/corporate-governance/. The Audit Committee is responsible for (i) selecting an independent public accountant for ratification by the shareholders, (ii) reviewing material accounting items affecting the consolidated financial statements of the Company, and (iii) reporting its findings to the Board of Directors. The Audit Committee met four times during the fiscal year ended February 28, 2019. All members attended at least 75% of the meetings during the fiscal year ended February 28, 2019 or during their time serving as a director.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s job is one of oversight as set forth in its charter. It is not the duty of the Audit committee to prepare the Company’s financial statements, to plan or conduct audits, or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company’s management is responsible for preparing the Company’s financial statements and for maintaining internal control and disclosure controls and procedures. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows of the Company in conformity with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and with Liggett & Webb, P.A., the Company’s independent auditors for 2019.

The Audit Committee has discussed with Liggett & Webb, P.A., the matters required to be discussed by Statement on Auditing Standards No. 61.

The Audit Committee has received from Liggett & Webb, P.A., the written statements required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed Liggett & Webb, P.A.’s independence with Liggett & Webb, P.A., and has considered the compatibility of non-audit services with the auditor’s independence.

Based upon the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended February 28, 2019 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to shareholder approval, the selection of Liggett & Webb, P.A. as the Company’s independent auditors for the Fiscal Year ending February 29, 2020.

This report of the Audit Committee shall not be incorporated by reference into any of the Company’s future filings made under the Securities Exchange Act of 1934 or the Securities Act of 1933, and shall not be deemed to be soliciting material or to be filed with the SEC under the Exchange Act or the Securities Act.

THE AUDIT COMMITTEE

Philip Strasburg (Chairman)

Eric Haskell

Carol O’Donnell

NOMINATING COMMITTEE

The Board of Directors does not maintain a separate nominating committee because the Board of Directors believes that it can select prospective Director nominees by acting on the basis of a consensus of the entire Board of Directors. Accordingly, all Directors participate in the selection of candidates for nomination as Directors of the Company. The Board identifies and deliberates on the merits of candidates, based upon education, and experience in the following areas: business, scientific, legal and financial. The Board of Directors does not have a separate charter pertaining to nominations. All current nominees for the Board of Directors are incumbent Directors and were nominated by the entire Board for inclusion on the Company’s proxy card. The Board of Directors will consider nominees recommended by shareholders. No special procedure needs to be followed in submitting such recommendation.

Shareholder Communications with the Company’s Board of Directors

Mail should be identified as being from a Sono-Tek Corporation shareholder and can be addressed to Directors c/o Corporate Secretary, Sono-Tek Corporation, 2012 Route 9W, Milton, NY 12547. At the direction of the Board, all mail received may be opened and screened for security purposes. All mail, other than trivial, obscene, unduly hostile, threatening, illegal or similarly unsuitable items will be forwarded. Trivial items will be delivered to the Directors at the next scheduled Board meeting. Mail addressed to a particular Director will be forwarded or delivered to that Director. Mail addressed to “Board of Directors” “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the Chairman of the Board.

Director Compensation

During the fiscal year ended February 28, 2019, each non-employee director received $1,000 for each meeting attended. Directors who are employees of the Company receive no additional compensation for serving as directors. For the year ended February 28, 2019, director compensation was as follows:

2019 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Edward J. Handler[1]	2,000	—	—	—	—	—	2,000
Eric Haskell	5,000	—	—	—	—	—	5,000
Donald F. Mowbray	5,000	—	—	—	—	—	5,000
Carol O’Donnell	2,000	—	2,052	—	—	—	4,052
Samuel Schwartz	5,000	—	—	—	—	—	5,000
Philip Strasburg	5,000	—	—	—	—	—	5,000
Joseph Riemer	5,000	—	—	—	—	—	5,000

1Deceased July 2018.

Option awards in the above table are calculated using the Black-Scholes options pricing model which is further discussed in Note 4 – Stock Based Compensation, in the Company’s financial statements.

Other Executive Officers

In addition to Drs. Christopher L. Coccio and R. Stephen Harshbarger, the following persons are executive officers of the Company:

STEPHEN J. BAGLEY, CPA was appointed Chief Financial Officer in June 2005. From 1987 to 1991 he worked in public accounting in various capacities. From 1992 to 2005, he held various leadership positions as Controller, Chief Financial Officer and Vice President of Finance for companies with up to $45,000,000 in revenues. Mr. Bagley earned a Bachelor of Science degree from The State University of NY – College at Oneonta and an MBA from Marist College. He was licensed as a CPA in 1990. Mr. Bagley is a member of the 2019 OTCQX Issuer Advisory Council. Mr. Bagley is a past President of the Board of Education for the New Paltz Central School District and a past Chairman of the Audit and Finance Committee for the District.

BENNETT D. BRUNTIL was appointed Vice President in March 2018. Mr. Bruntil joined the Company in 2007 as a Regional Sales Manager and has served as Marketing Brand Manager and Director of the Electronics and Advanced Energy Division. Mr. Bruntil has experience in branding and product development and has successfully implemented sales strategies, launched new products and management of a diverse product line. Prior to joining the Company, Mr. Bruntil was a branch manager in the retail banking industry. He is a graduate of Central Connecticut State University with a major in psychology and a concentration in sociology.

ROBB W. ENGLE joined the Company in 2000 as a Field Service Technician and became Vice President of Engineering in January 2013. Mr. Engle created the Sono-Tek Service Department and led the development of key products in his leadership role of the Company’s engineering resources. As Vice President of Engineering, he directs the engineering department, service department, IT and Sono-Tek laboratory services. Mr. Engle was formally trained and certified by the U.S. Navy as a Nuclear Operator where he was recognized with an induction into the Navy League Memorial for meritorious service and the advancement of training techniques. He also served with honors on board a submarine and earned the prestigious Sub-Surface Warfare (E) Insignia.

EXECUTIVE COMPENSATION

The following table sets forth the aggregate remuneration paid or accrued by the Company for fiscal 2019 and fiscal 2018 for each named officer of the Company.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards	Option Awards ($)	All Other Compensation ($)	Total ($)

Christopher L. Coccio	2019	150,000	18,000	0	—	3,960	171,960
CEO, Chairman and Director	2018	150,000	36,000	0	—	3,485	189,485

R. Stephen Harshbarger	2019	220,000	15,000	0	12,593	5,300	252,893
President and Director	2018	223,692	30,000	0	20,873	4,989	279,554

Stephen J. Bagley	2019	155,000	12,000	0	4,198	3,820	175,018
Chief Financial Officer	2018	154,596	24,000	0	5,429	3,446	187,471

All Other Compensation represents Company contributions to the Company’s 401K plan.

Option awards in the above table are calculated using the Black-Scholes options pricing model which is further discussed in Note 4 – Stock Based Compensation, in the Company’s financial statements.

Officer Compensation Arrangements

During fiscal 2019, Dr. Coccio was compensated at a rate of $150,000 per annum.

During fiscal 2019, Mr. Harshbarger was compensated at a rate of $220,000 per annum.

During fiscal 2019, Mr. Bagley was compensated at a rate of $155,000 per annum.

In addition, each named officer earned bonus compensation based on the achievement of certain operating objectives.

Description of Equity Compensation Plans:

2013 Stock Incentive Plan

Under the 2013 Stock Incentive Plan, as amended (the "2013 Plan"), options can be granted to officers, directors, consultants and employees of the Company and its subsidiaries to purchase up to 2,500,000 shares of the Company's common stock. Under the 2013 Plan options expire ten years after the date of grant. As of February 28, 2019, there were 488,000 options outstanding under the 2013 plan.

Under the 2013 Stock Incentive Plan, option prices must be at least 100% of the fair market value of the common stock at time of grant. For qualified employees, except under certain circumstances specified in the plan or unless otherwise specified at the discretion of the Board of Directors, no option may be exercised prior to one year after date of grant, with the balance becoming exercisable in cumulative installments over a three-year period during the term of the option, and terminating at a stipulated period of time after an employee's termination of employment.

2003 Stock Incentive Plan

Under the 2003 Stock Incentive Plan, as amended (the "2003 Plan"), until May 2013, options were available to be granted to officers, directors, consultants and employees of the Company and its subsidiaries to purchase up to 1,500,000 of the Company's common shares. As of February 28, 2019, there were 100,000 options outstanding under the 2003 Plan, under which no additional options may be granted.

The following table sets forth information regarding outstanding options held as of February 28, 2019 by each named executive officer.

Outstanding Equity Awards At Fiscal Year End

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Christopher L. Coccio	—	—	—	—
CEO, Chairman and Director

R. Stephen Harshbarger President		101,000[1]	0.91	07/20/2026
		110,000[2]	1.06	05/18/2027
Stephen J. Bagley Chief Financial Officer	—	70,000[3]	0.91	07/20/2026

1 67,000 of these options vested on March 15, 2019 and have been exercised and 34,000 of these options will vest on March 15, 2020.

2 36,667 of these options vested on March 15, 2019, 36,667 of these options will vest on March 15, 2020 and 36,666 of these options will vest on March 15, 2021.

3 33,333 of these options vested on March 15, 2019 and have been exercised, 23,333 of these options will vest on March 15, 2020 and 13,334 of these options will vest on March 15, 2021.

Description of 401 (k) Plan

Effective April 1, 2000, the Company instituted the Sono-Tek Corporation 401(k) Plan (“401(k) Plan”) for employees of the Company, its subsidiaries and affiliates pursuant to the Internal Revenue Code. Under the 401(k) Plan, an eligible employee can elect to make a salary reduction of up to 20% of his or her compensation as defined in the plan.

BENEFICIAL OWNERSHIP OF SHARES

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	Amount
	Beneficially
Name (and address if more than 5%) of Beneficial owner	Owned	Percent

Directors and Officers
*Stephen J. Bagley	41,281	**
*Christopher L. Coccio	490,241[1]	3.2%
*R. Stephen Harshbarger	251,805[2]	1.6%
*Eric Haskell	15,000[3]	**
*Donald F. Mowbray	59,190	**
*Carol O’Donnell	0[4]	**
*Joseph Riemer	120,045	**
*Samuel Schwartz	1,352,547[5]	8.8%
*Philip A. Strasburg	70,012[6]	**

All Executive Officers and Directors as a Group	2,467,101[7]	16.1%

Additional 5% owners

Emancipation Management LLC[9]	7,674,216[8]	50.2%
Charles Frumberg[9] Circle N Advisors, LLC[10]

Richard A. Bayles 3697 SE Doubleton Drive Stuart, FL 34997	835,791[11]	5.5%

The above ownership percentages are based on 15,301,613 shares outstanding as of July 12, 2019.

*c/o Sono-Tek Corporation, 2012 Route 9W, Milton, NY 12547.

** Less than 1%

1 Includes 2,000 shares held in the name of Dr. Coccio’s wife and 100,000 currently exercisable options issued under the Company’s Stock Incentive Plans.

2 Includes 36,667 currently exercisable options issued under the Company’s Stock Incentive Plans.

3 Represents 15,000 currently exercisable options issued under the Company’s Stock Incentive Plans.

4Does not reflect 20,000 options which first become exercisable in November 2019.

5 Includes 30,000 currently exercisable options issued under the Company’s Stock Incentive Plans

6 Includes 10,000 shares in the name of Mr. Strasburg’s wife.

7 The group total includes 181,667 currently exercisable options issued under the Company’s Stock Incentive Plans. The group total does not include 180,667 options that are currently unexercisable. The group total includes 59,487 shares held by Robb Engle, a Vice President of Engineering and 7,493 shares held by Bennett Bruntil, a Vice President.

8Emancipation Management LLC, Charles Frumberg and Circle N Advisors share the power to dispose or to direct the disposition of these shares. The Company does not consider these holders to be “affiliates” of the Company.

9The address of this person is 825 Third Avenue, New York, NY 10022.

10 The address of this person is 200 Westage Business Center Dr., Fishkill, NY 12524.

11The Company does not consider this holder to be an “affiliate” of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Estimated Payments and Benefits Upon Termination or Change in Control

On September 1, 2007, the Company entered into identical Executive Agreements with Stephen J. Bagley, Chief Financial Officer and Christopher L. Coccio, Chief Executive Officer. The Company also entered into an Executive Agreement with R. Stephen Harshbarger, President, on March 5, 2008. The agreements, as subsequently amended, provide that in the event of a change of control of the Company followed by a termination of the executives’ employment under certain circumstances, the officers shall receive severance payments equal to two years of the executive’s annual base, commissions and bonus compensation paid by the Company for the previous calendar year.

Based on last year’s salary arrangements, if the rights of the foregoing officers were to be triggered following a change of control, they would be entitled to the following payments from the Company: Stephen J. Bagley $358,000, Christopher L. Coccio $372,000 and R. Stephen Harshbarger $508,000.

Severance Agreements

On October 20, 2017, the Company entered into identical Executive Agreements with Stephen J. Bagley, Chief Financial Officer, Christopher L. Coccio, Chief Executive Officer and R. Stephen Harshbarger, President. The agreements provide that in the event of termination of the executive’s employment, other than for cause, the officers shall receive severance payments equal to two weeks of compensation for each full year employed by the Company.

Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, executive officers and persons who own more than ten percent of the Company's common stock to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes of beneficial ownership of common stock.  Such persons are also required by Securities and Exchange Commission regulations to furnish the Company with copies of all such reports.  Based solely on a review of such filings, during the year ended February 28, 2019, all of the Company's Directors and executive officers and holders of more than ten percent of the Company’s stock have made timely filings of such reports.

ITEM 2: RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors has appointed Liggett & Webb, P.A., Certified Public Accountants, to audit the books of account and other records of the Company for the fiscal year ending February 29, 2020. In the event of a negative vote, the Board of Directors will reconsider its election. The Audit Committee of the Company’s Board of Directors determined the independence of the Company’s auditors and recommended their re-appointment to the Board of Directors. Fees paid to or accrued for the auditors were as follows:

		Audit Fees	Tax Fees
Liggett & Webb, P.A.	Fiscal years ended February 28, 2019 and 2018	$46,500	$5,500

The Company did not pay any audit related fees or other fees to its independent auditors during the past two fiscal years.

The Audit Committee’s current policy is to pre-approve all audit and non-audit services, including the preparation of tax returns, that are to be performed and fees to be charged by the Company’s independent auditor to ensure that the provision of these services does not impair the independence of the auditor.  The Audit Committee was in compliance with the requirements of the Sarbanes-Oxley Act of 2002 regarding the pre-approval of all audit and non-audit services and fees. The Audit Committee (or the entire Board of Directors performing the equivalent functions of an audit committee) pre-approved all audit and non-audit services rendered by the Company’s principal accountant in fiscal 2019 and 2018.

A representative of the auditors, Liggett & Webb, P.A., is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he/she desires, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF LIGGET & WEBB, P.A.

ITEM 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is asking shareholders to cast an advisory vote on the compensation of the Company’s named executive officers disclosed in the Executive Compensation section of this Proxy Statement and of the change of control payments disclosed in the Certain Relationships and Related Transactions section of this Proxy Statement. While this vote is non-binding, the Company values the opinions of shareholders and will consider the outcome of the vote when making future compensation decisions.

The Board believes that the objectives of the Company’s executive compensation program are appropriate for a company of the size and stage of development of the Company and that the Company’s compensation policies and practices help meet those objectives.  In addition, the Board believes that the Company’s executive compensation program achieves an appropriate balance between fixed compensation and variable incentive compensation and pays for performance.  The Board also believes that the Company’s executive compensation programs effectively align the interests of the Company’s executive officers with those of the Company’s shareholders by tying a significant portion of their compensation to the Company’s performance and by providing a competitive level of compensation needed to recruit, retain and motivate talented executives critical to the Company’s long-term success.  Accordingly, the Company is asking shareholders to approve the compensation of the Company’s named executive officers.  This advisory vote is not intended to be limited or specific to any particular element of compensation, but rather cover the overall compensation of the Company’s named executive officers and the compensation policies and practices described in this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR”, IN A NON-BINDING VOTE, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED ABOVE PURSUANT TO ITEM 402 OF REGULATION S-K IN THE EXECUTIVE COMPENSATION AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTION SECTIONS OF THIS PROXY STATEMENT.

ITEM 4: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Company is asking shareholders to recommend, in a non-binding vote, whether the advisory shareholder vote on the compensation of the Company’s named executive officers should occur every one, two or three years. While this vote is non-binding, the Company values the opinions of shareholders and will consider the outcome of the vote when considering the frequency of future advisory shareholder votes on executive compensation.

The Company believes that a three-year frequency for the advisory shareholder vote on executive compensation is most consistent with the objectives of the Company’s executive compensation programs.

The Company believes that the best way for shareholders to evaluate the Company’s performance is over a three-year period because the Company’s executive compensation programs are designed to motivate and reward sustainable long-term performance. A three-year time horizon will provide shareholders with a long-term view of whether the Company’s executive compensation programs are achieving their objectives

The Company continuously evaluates its executive compensation programs and makes prudent changes when necessary to ensure alignment with shareholder interests.

Shareholders can provide the Company their views on executive compensation matters during the interval between shareholder advisory votes. The Company welcomes shareholder input on the Company’s executive compensation matters, and shareholders are able to reach out directly to the Company’s Board of Directors at http://www.sono-tek.com/ to express their views on executive compensation.

Executive compensation is set by the entire board of directors with input from the Compensation Committee which is comprised solely of independent directors. A key component of executive compensation is in the form of long-term incentives.  This ensures that executive compensation continues to align appropriately with long-term shareholder interests and the Company’s performance in years no shareholder advisory vote is presented.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE THREE YEARS WITH RESPECT TO HOW FREQUENTLY A NON-BINDING SHAREHOLDER VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS SHOULD OCCUR.

ITEM 5: OTHER MATTERS

The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in this Proxy Statement. Unless otherwise directed, all shares represented by proxies will be voted in favor of the proposals of the Board of Directors described in this Proxy Statement. If any other matters come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters according to their best judgment.

A copy of Sono-Tek Corporation’s Annual Report on Form 10-K for the fiscal year ended February 28, 2019 (without exhibits) will be sent to any shareholder without charge by contacting the Company at the address or phone number listed above. The Company’s Annual Report on Form 10-K may also be obtained over the Internet at the Securities and Exchange Commission’s website, www.sec.gov.

Voting Results

The preliminary voting results will be announced at the Annual Meeting. The final results will be published in a current report on Form 8-K to be filed with the Securities and Exchange Commission within four business days after the date of the Annual Meeting, provided that the final results are available at such time. In the event the final results are not available within such time period, the preliminary voting results will be published in the current report on Form 8-K to be filed within such time period, and the final results will be published in an amended current report on Form 8-K/A to be filed within four business days after the final results are available. Any stockholder may also obtain the results from the Secretary of the Company, 2012 Route 9W, Milton, NY 12547.

Expenses

The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expense of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone and facsimile by officers and other regular employees of the Company but no additional compensation will be paid to such individuals.

Future Shareholder Proposals

Proposals of shareholders intended to be presented at the next annual meeting (expected to be held in August 2020) must be received by the Company at 2012 Route 9W, Milton, New York 12547 for inclusion in the Company’s Proxy Statement and form of proxy relating to that meeting (expected to be mailed in mid-July 2020) not later than April 15, 2020.

Any shareholder proposal must be made in accordance with the rules and regulations of the Securities and Exchange Commission. In addition, with respect to proposals submitted by a shareholder other than for inclusion in the Company’s 2020 Proxy Statement, the Company’s By-Laws have established advance notice procedures that shareholders must follow. Pursuant to the By-Laws of the Company, shareholders who wish to nominate any person for election to the Board of Directors or bring any other business before the 2020 Annual Meeting must generally give notice thereof to the Company at its principal executive offices not less than 60 days nor more than 90 days before the date of the meeting. All nominations for director or other business sought to be transacted that are not timely delivered to the Company, or that fail to comply with the requirements set forth in the Company’s By-Laws, will be excluded from the Annual Meeting, as provided in the By-Laws. A copy of the By-Laws of the Company is available upon request from the Secretary of the Company, 2012 Route 9W, Milton, New York 12547.

A copy of the By-Laws of the Company is available upon request from the Secretary of the Company, 2012 Route 9W, Milton, New York 12547.

Signed:

/s/Claudine Y. Corda

Claudine Y. Corda

July 22, 2019

SONO-TEK CORPORATION
2012 ROUTE 9W, BLDG. 3
MILTON, NY 12547

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E82979-P27156

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SONO-TEK CORPORATION

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Director Expiring Term 2020:

Nominee:

01) Carol O'Donnell

Election of Directors Expiring Term 2021:

Nominees:

02) Dr. Christopher L. Coccio
03) Dr. Joseph Riemer
04) Philip Strasburg, CPA
05) R. Stephen Harshbarger

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote 3 years on the following proposal:

		1 Year	2 Years	3 Years	Abstain
4.	To cast an advisory vote on the frequency of future advisory votes on the compensation of the Company's named executive officers.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date